Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-200807 on Form S-8 of our report dated March 3, 2015, relating to the financial statements of Television Food Network, G.P. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, appearing in this Annual Report on Form 10-K of Tribune Media Company for the year ended December 28, 2014.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Cincinnati, Ohio
March 6, 2015